Exhibit 99.1

Natural Health Trends Announces Third Quarter 2016 Reporting Date and
Preliminary Revenue Estimate

LOS ANGELES – October 13, 2016 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness, and “quality of life” products under the NHT Global brand, today announced the Company will report its financial results for the third quarter ended September 30, 2016 on Tuesday, October 25, 2016 at 9:00 a.m. Eastern Time. Chris Sharng, Natural Health Trends’ President, and Scott Davidson, Senior Vice President and Chief Financial Officer, will host a conference call to discuss the third quarter 2016 financial results on the same day at 11:30 a.m. Eastern Time. The details for the conference call can be found below.

The Company estimates total revenue for the quarter ended September 30, 2016 to be $70.7 million, which represents a decrease of 12% compared to $80.8 million in the third quarter of 2015. For the nine months ended September 30, 2016, the Company estimates total revenue to be $225.4 million, which represents an increase of 18% compared to $191.2 million in the first nine months of 2015. The Company further estimates that its deferred revenue at September 30, 2016 was $4.2 million, compared to $8.8 million at June 30, 2016. At September 30, 2015, deferred revenue was $4.5 million, compared to $8.2 million at June 30, 2015.

“The special measures the Chinese government implemented to prepare for the G20 Summit in Hangzhou, one of our top markets, such as temporarily relocating city residents, emptying entire districts, blocking urban traffic and shutting down businesses in July, August and early September adversely impacted our local members’ abilities to organize any activity in that metropolitan area,” commented Chris Sharng, President of Natural Health Trends Corp.  “Another negative effect on our revenue came from the yuan’s 6% depreciation against the Hong Kong dollar, effectively increasing the product pricing in the currency of our Chinese members.”

The revenue estimate is preliminary and has not yet been reviewed by the Company’s independent accountants. Significant updates and revisions may be required before the release of the Company’s third quarter 2016 financial results. In addition, the Company’s quarterly financial results will include other factors necessary to calculate additional financial metrics, including gross profit and net income.

Third Quarter 2016 Financial Results Conference Call

Date:	Tuesday, October 25, 2016
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13646039
Webcast:	http://public.viavid.com/index.php?id=121213
Replay:
For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on October 25, 2016 through 11:59 p.m. Eastern Time on November 8, 2016 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13646039.

About Natural Health Trends Corp.
Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the company's website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 4, 2016 with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel: 310-541-0888
scott.davidson@nhtglobal.com

Investors:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

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